UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, WL Ross Holding Corp. (the “Company”) held a special meeting of stockholders at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”). The effective date of the 2016 LTIP is March 30, 2016 and no Awards may be granted under the 2016 LTIP on or after the tenth anniversary of its effective date. The following is a brief description of the 2016 LTIP. This description does not purport to be a complete description of all of the provisions of the 2016 LTIP and is qualified in its entirety by reference to the full text of the 2016 LTIP, which was attached as Appendix B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2016, revised by a proxy statement revision filed on May 18, 2016, and further revised by a proxy statement revision filed on May 26, 2016 (the “Proxy Statement”)

Awards

The 2016 LTIP permits the grant of a number of different types of awards to employees, directors and consultants of the Company or its subsidiaries, including the grant of (i) incentive stock options (“Incentive Options”) intended to comply with Section 422 of the Internal Revenue Code (the “Code”), (ii) stock options that do not constitute Incentive Options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) dividend equivalents, (vii) awards of unrestricted shares of common stock, (viii) other awards related to the Company’s common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock), (ix) cash awards, (x) substitute awards, (xi) awards, the grant, exercise, vesting or settlement of which are subject to one or more performance standards, and (xii) any combination of such awards (collectively referred to as “Awards”).

Administration

The Board of Directors of the Company (the “Board”) intends to appoint the Compensation Committee of the Board (the “Compensation Committee”) to administer the 2016 LTIP, except in the event the Board chooses to take action under the 2016 LTIP or as otherwise provided in the 2016 LTIP.

Number of Shares

The maximum aggregate number of shares of common stock of the Company reserved and available for issuance for Awards under the 2016 LTIP shall not exceed 9,000,000 shares of common stock, subject to any adjustment due to recapitalization or reorganization as permitted under the 2016 LTIP. Such total will be available for the issuance of Incentive Options. Shares of common stock subject to any Award that is canceled, forfeited, expires unexercised, settled in cash in lieu of common stock or otherwise terminated without a delivery of shares to a participant will again be available for Awards under the 2016 LTIP to the extent allowable by law. Notwithstanding the foregoing, (a) shares tendered or withheld in payment of any exercise or purchase price or related taxes, (b) shares that were subject to a stock option or a stock appreciation right but were not issued or delivered as a result of net settlement or net exercise, and (c) shares repurchased on the open market with the proceeds of a stock option’s exercise price, in each case, will not be available for future Awards under the 2016 LTIP. An Award that is settled in cash will not count against the share limits in the 2016 LTIP.

Limitations on Awards to Covered Employees

In each calendar year during any part of which the 2016 LTIP is in effect, a Covered Employee (as defined in the 2016 LTIP) may not be granted Awards (a) to the extent such Award is based on a number of shares of stock (other than such an Award designated to be paid only in cash), relating to more than 1,000,000 shares of stock, subject to adjustment as provided in the 2016 LTIP, and (b) to the extent such Award is designated to be paid only in cash or the settlement of such Award is not based on a number of shares of stock, having a value determined on the date of grant in excess of $12,000,000.

Limitations on Awards to Non-Employee Directors

In each calendar year during any part of which the 2016 LTIP is in effect, a non-employee member of the Board may not be granted Awards of any type having a total cumulative value (determined, if applicable, pursuant to FASB ASC 718) greater than $1,000,000; except that, the foregoing limits shall be without regard to grants of Awards made to any non-employee director in any capacity other than in the capacity as a director of the Company.

Subdivision or Consolidation of Shares

If any change is made to the Company’s capitalization, appropriate adjustments will be made by the Compensation Committee as to the number and price of shares subject to an Award under the 2016 LTIP, the securities covered by such Award, the aggregate number of shares of common stock of the Company available for the issuance of Awards under the 2016 LTIP, and the maximum annual per person compensation limits on share-based Awards.

Change of Control

Except to the extent otherwise provided in any applicable Award agreement, vesting of any Award will not occur solely upon the occurrence of a “Change of Control” (as defined in the 2016 LTIP). In the event a Change of Control should occur, the Compensation Committee, in its discretion, may, but shall not be required to, take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder: (a) remove forfeiture restrictions on any Award, (b) accelerate the time of exercisability of an Award so that such Award may be exercised for a limited period of time on or before a date specified by the Compensation Committee, after which all unexercised Awards shall terminate, (c) cause the surviving entity to assume, substitute, or continue any outstanding Awards, (d)  require the mandatory surrender to the Company of outstanding Awards for cash consideration, (e) cancel Awards that are unvested as of the date of a Change of Control without payment of consideration, or (f) make such other adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such Change of Control.

Amendment

Without stockholder or participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2016 LTIP or the Compensation Committee’s authority to grant Awards under the 2016 LTIP, except that any amendment or alteration to the 2016 LTIP, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the stock exchange upon which the common shares of the Company are traded. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2016 LTIP; provided, that without the consent of an affected participant, no such Committee action may materially and adversely affect the rights of such participant under such Award.

No Repricing of Options or SARs

Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the 2016 LTIP, the Compensation Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted under the 2016 LTIP unless the Company’s stockholders have approved such adjustment or amendment.

Clawback

The 2016 LTIP is subject to any written clawback policies that the Company may adopt, either prior to or following the effective date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the 2016 LTIP.

Item 5.07. Submission of Matters to a Vote of Security Holders

Present at the Special Meeting on June 8, 2016 were holders of 50,752,885 shares of the Company’s common stock (“Common Stock”) in person or by proxy, representing 81.16% of the voting power of the shares of the Common Stock as of May 5, 2016, the record date for the Special Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Special Meeting; each matter is described in more detail in the Proxy Statement:

1.	To (i) approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 21, 2016, as amended on June 6, 2016, by and among the Company, Neon Acquisition Company LLC, a wholly owned subsidiary of the Company (“Blocker Merger Sub”), Neon Holding Company LLC, a wholly owned subsidiary of Blocker Merger Sub ( “Company Merger Sub”), Nexeo Solutions Holdings, LLC (“Nexeo”), TPG Accolade Delaware, L.P. (“Blocker”) and Nexeo Holdco, LLC, a wholly owned subsidiary of Nexeo (“New Holdco”) and (ii) approve the mergers of (a) Company Merger Sub with and into Nexeo with Nexeo continuing as the surviving entity, and (b) immediately thereafter, Blocker Merger Sub with and into Blocker with Blocker continuing as the surviving entity (collectively, the “Business Combination”, and such proposal the “Business Combination Proposal”);

2.	To amend the Company’s amended and restated certificate of incorporation to provide for the classification of the board of directors into three classes of directors with staggered terms of office and to make certain related changes;

3.	To amend the Company’s amended and restated certificate of incorporation to provide that Delaware is the exclusive forum for certain stockholder litigation;

4.	To amend the Company’s amended and restated certificate of incorporation to enable stockholders to act by written consent until the first date (the “Trigger Date”) on which investment funds affiliated with WL Ross Sponsor LLC (“Sponsor”) and TPG Capital, L.P. (“TPG”) and their respective successors and certain affiliates cease collectively to beneficially own (directly or indirectly) more than 30% of the outstanding shares of Common Stock of the post-combination company and thereafter prohibit it;

5.	To amend the Company’s amended and restated certificate of incorporation to enable stockholders to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability;

6.	To consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to change the stockholder vote required to remove any or all directors;

7.	To amend the Company’s amended and restated certificate of incorporation to not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and, instead, include a provision in the certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes;

8.	To amend the Company’s amended and restated certificate of incorporation to change the stockholder vote required to amend the certificate of incorporation and bylaws of the post-combination company;

9.	To amend the Company’s amended and restated certificate of incorporation to authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s Common Stock to 300,000,000 shares of Common Stock;

10.	To amend the Company’s amended and restated certificate of incorporation to make certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which the board of directors believes are necessary to adequately address the needs of the post-combination company;

11.	To elect nine (9) directors to our board of directors, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (the “Director Election Proposal”);

12.	To approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment (as defined in the Proxy Statement) and Private Placement Warrant Exchange (as defined in the Proxy Statement) (the “NASDAQ Proposal”);

13.	To approve the Nexeo Solutions, Inc. 2016 LTIP and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code (the “Incentive Plan Proposal”); and

14.	To adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal (the “Adjournment Proposal”).

The voting results for each of these proposals are set forth below.

The number of shares of the Company’s common stock presented for redemption in connection with the Special Meeting was 29,793,320.

1.	Approval of the Business Combination Proposal

For	Against	Abstain
49,038,445	1,675,066	39,374

Based on the votes set forth above, the stockholders (i) approved and adopted the Merger Agreement and (ii) approved the Business Combination.

2.	Approval of amendments to current certificate to classify the board of directors

For	Against	Abstain
39,291,949	10,577,790	883,146

 Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to provide for the classification of the board of directors into three classes of directors with staggered terms of office and to make certain related changes.

3.	Approval of amendments to current certificate to adopt Delaware as the exclusive forum for certain legal actions

For	Against	Abstain
41,005,473	8,866,892	880,520

 Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to provide that Delaware is the exclusive forum for certain stockholder litigation.

4.	Approval of amendments to current certificate to enable stockholders to act by written consent

For	Against	Abstain
45,230,284	4,637,481	855,120

 Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to enable stockholders to act by written consent until the Trigger Date and thereafter prohibit it.

5.	Approval of amendments to current certificate to enable stockholders to call a special meeting of stockholders

For	Against	Abstain
45,494,682	4,376,683	881,520

 Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to enable stockholders to call a special meeting of stockholders until the Trigger Date and thereafter preclude such ability.

6.	Approval of amendments to current certificate to change the stockholder vote required to amend the certificate and bylaws of the Company

For	Against	Abstain
38,955,802	10,913,963	883,120

 Based on the votes set forth above, the stockholders ratified the decision to consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to change the stockholder vote required to remove any or all directors.

7.	Approval of amendments to current certificate to elect not to be governed by Section 203 of the DGCL

For	Against	Abstain
45,497,232	4,371,233	884,420

 Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to not to be governed by Section 203 of the DGCL and, instead, include a provision in the certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out Sponsor and TPG, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes.

8.	Approval of amendments to current certificate to enable stockholders to call a special meeting of stockholders

For	Against	Abstain
38,947,698	10,916,667	888,520

 Based on the votes set forth above, the stockholders ratified the amendment to the Company’s amended and restated certificate of incorporation to change the stockholder vote required to amend the certificate of incorporation and bylaws of the post-combination company.

9.	Approval of amendments to current certificate to authorize additional shares of Common Stock

For	Against	Abstain
45,499,805	4,369,760	883,320

 Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to authorize an additional 100,000,000 shares of capital stock, which would consist of increasing the post-combination company’s Common Stock to 300,000,000 shares of Common Stock.

10.	Approval of amendments to current certificate in connection with the Business Combination

For	Against	Abstain
44,173,495	5,698,370	881,020

 Based on the votes set forth above, the stockholders ratified the amendment to the Company’s amended and restated certificate of incorporation to make certain additional changes, including changing the post-combination company’s corporate name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.” and revising the waiver regarding corporate opportunities, which the board of directors believes are necessary to adequately address the needs of the post-combination company.

11.	Approval of the Director Election Proposal

	Class	For	Withheld
Wilbur L. Ross, Jr.	Class III	49,172,423	1,580,462
Nadim Z. Qureshi	Class II	49,171,399	1,581,486
Lord William Astor	Class II	49,176,473	1,576,412
Thomas E. Zacharias	Class III	49,176,473	1,576,412
Christopher J. Yip	Class I	46,027,652	4,725,233
Nathan H. Wright	Class II	46,027,652	4,725,233
Dan F. Smith	Class I	46,032,652	4,720,233
Kenneth M. Burke	Class III	46,032,652	4,720,233
David A. Bradley	Class I	46,027,652	4,725,233

Based on the votes set forth above, each director nominee was duly elected, each Class I director to serve until the post-combination company’s annual meeting of stockholders in 2017, each Class II director to serve until the post-combination company’s annual meeting of stockholders in 2018 and each Class III director to serve until the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

12.	Approval of the NASDAQ Proposal

For	Against	Abstain
46,186,295	3,681,144	885,446

 Based on the votes set forth above, the stockholders approved, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and Private Placement Warrant Exchange.

13.	Approval of the Incentive Plan Proposal

For	Against	Abstain
45,341,541	4,437,098	974,246

 Based on the votes set forth above, the stockholders approved the Nexeo Solutions, Inc. 2016 LTIP and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

14.	Approval of the Adjournment Proposal

For	Against	Abstain
45,178,142	4,694,223	880,520

 Based on the votes set forth above, the stockholders ratified the decision to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the NASDAQ Proposal.

Item 8.01. Other Events.

On June 8, 2016, the Company issued a press release announcing the results of the Special Meeting. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit Number	Description

99.1	Press Release of the Company, dated June 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: June 8, 2016	By:	/s/ Wilbur L. Ross, Jr.
	Name:	Wilbur L. Ross, Jr.
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company, dated June 8, 2016.